SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 4, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Upon stockholder approval of the Wheeler Real Estate Investment Trust, Inc. (the “Company”) 2015 Long-Term Incentive Plan (the “2015 Plan”) as described under Item 5.02 below, the Company’s 2012 Stock Incentive Plan was terminated by the board of directors on June 4, 2015.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 4, 2015 (the “Effective Date”), the 2015 Plan was approved by the stockholders of the Company entitled to vote on the 2015 Plan at the Company’s 2015 Annual Meeting as described under Item 5.07 below. The 2015 Plan was adopted by the Company’s Board of Directors (the “Board”) on April 1, 2015, subject to stockholder approval and is deemed effective as of the Effective Date.

The 2015 Plan shall terminate on April 1, 2025 unless terminated sooner as provided for in the 2015 Plan. As of the date hereof, no grants have made pursuant to the 2015 Plan. Employees of the Company, officers, employee and non-employee directors, consultants, independent contractors and advisors may all be selected by the Compensation Committee of the Board (the “Compensation Committee”) to receive awards under the 2015 Plan. The benefits or amounts that may be received by or allocated to participants under the 2015 Plan will be determined at the discretion of the Compensation Committee. Awards under the 2015 Plan may be in the form of the Company’s common stock, $0.01 par value per share (the “Common Stock”), incentive stock options, nonqualified stock options, restricted stock awards or restricted stock units. The maximum number of shares of Common Stock that may be issued under the 2015 Plan is 1,000,000 shares. The 2015 Plan is administered by the Compensation Committee.

The description of the 2015 Plan is qualified in its entirety by the full text of the 2015 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Annual Meeting of Stockholders

The Company’s 2015 Annual Meeting of the stockholders was held on June 4, 2015, in Virginia Beach, Virginia. Stockholders representing 6,590,602 shares, or 84%, of the Common Stock outstanding as of the record date were present in person or were represented at the meeting by proxy.

Final voting results are shown below. The election of directors was determined by a plurality of the votes cast. Each other matter was determined by a majority of votes cast.

Proposal 1: Election of Directors

The following directors were elected by a plurality of the votes cast:

Nominee	Votes Cast For	Vote Against	Votes Withheld	Abstentions	Broker Non-Votes
Jon S. Wheeler	2,690,507	0	220,486	0	3,679,609
Kurt R. Harrington	2,793,154	0	117,839	0	3,679,609
Carl B. McGowan, Jr.	2,123,091	0	787,902	0	3,679,609
David Kelly	2,793,663	0	117,330	0	3,679,609
Christopher J. Ettel	2,723,313	0	187,680	0	3,679,609
William W. King	2,125,008	0	785,985	0	3,679,609
Jeffrey Zwerdling	2,712,937	0	198,056	0	3,679,609
Ann L. McKinney	2,792,401	0	118,592	0	3,679,609

Proposal 2: Approving the conversion of the Company’s Series C Mandatorily Convertible Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”) and the issuance of Common Stock upon such conversion

On or about March 19, 2015, the Company entered into securities purchase agreements with certain accredited investors (the “Investors”), pursuant to which, among other things, the Company sold an aggregate of 93,000 shares of Series C Preferred Stock in a private placement to the Investors in exchange for aggregate consideration of $93,000,000, consisting of $90,000,000 in cash and $3,000,000 in debt reduction after eight Investors tendered $3,000,000 aggregate principal amount of the Company’s 9% convertible notes due December 2018. Each share of Series C Preferred Stock was sold to the Investors at an offering price of $1,000 per share.

The terms of the Series C Preferred Stock provide that each share of Series C Preferred Stock automatically converts (the “Conversion”) into 500 shares of Common Stock on the later of (a) the close of business on the fifth business day and (b) approval of the Company’s listing application for such shares of Common Stock by the Nasdaq Stock Market, in both cases, following, the Effective Date.

The stockholders approved by a majority of the votes cast the Conversion pursuant to the following vote:

Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
2,701,389	184,250	0	25,354	3,679,609

Proposal 3: Approving the Registrant’s 2015 Plan

The stockholders approved by a majority of the votes cast the 2015 Plan (as described in Item 5.02) pursuant to the following vote:

Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
2,545,448	347,998	0	17,547	3,679,609

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was approved by a majority of the votes cast pursuant to the following vote:

Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
6,444,692	120,062	0	25,848	0

ITEM 8.01	OTHER EVENTS.

On June 5, 2015, the Company issued a press release announcing the results form the Company’s 2015 Annual Meeting. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

10.1 Wheeler Real Estate Investment Trust, Inc. 2015 Long-Term Incentive Plan.

99.1 Press release dated June 5, 2015, announcing the results from the Company’s 2015 Annual Meeting.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler

Jon S. Wheeler

Chairman and Chief Executive Officer

Dated: June 8, 2015

EXHIBIT INDEX

10.1 Wheeler Real Estate Investment Trust, Inc. 2015 Long-Term Incentive Plan.

99.1 Press release dated June 5, 2015, announcing the results from the Company’s 2015 Annual Meeting.